As filed with the Securities and Exchange Commission on May 18, 1998

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   NEFF CORP.
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             (Exact name of registrant as specified in its charter)

             Delaware                                    65-0626400
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

         3750 N.W. 87th Avenue
             Miami, Florida                                       33178
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 (Address of principal executive offices)                       (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS                               NAME OF EACH EXCHANGE ON
TO BE SO REGISTERED                         WHICH EACH CLASS IS TO BE REGISTERED
===================                         ====================================
Class A Common Stock, $.01 par value              New York Stock Exchange
per share

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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-48077

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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of class)


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Item 1. DESCRIPTION OF THE REGISTRANT'S SECURITIES TO BE REGISTERED.

                  This Registration Statement relates to the common stock, par value $.01 per share (the "Class A Common Stock"), of Neff Corp. (the "Registrant"). Reference is made to the information set forth under the caption "Description of Capital Stock" in the Preliminary Prospectus constituting a part of the Registration Statement on Form S-1 filed by the Registrant with the Securities and Exchange Commission (the "Commission") on March 17, 1998 (Registration No. 333-48077), as amended, which information is incorporated herein by reference.

Item 2. EXHIBITS.

                  The securities described herein are to be registered on the New York Stock Exchange, Inc., on which no other securities of the Registrant are registered. In accordance with the Instructions as to exhibits on Form 8-A, no exhibits are required to be filed with the copies of this registration statement filed with the Commission.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  April 28, 1998

                                            NEFF CORP.

                                       By: /S/ KEVIN P. FITZGERALD
                                           -------------------------------------
                                       Name:  Kevin P. Fitzgerald
                                       Title: President, Treasurer and Secretary